CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
DONTECH WASTE SERVICES INC.

We hereby consent to the use of our report dated March 28, 2007, with respect to the financial statements of DONTECH WASTE SERVICES INC. in the Registration Statement on Form SB-2 to be filed on or about May 14, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
May 14, 2007